Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statement No.’s 333-207949, 333-211490 and 333-211491 on Form S-8 of Cerecor Inc. of our audit report dated May 4, 2018, relating to the financial statements of the pediatric business of Avadel Pharmaceuticals plc and subsidiaries (the “Company”) for the year ended December 31, 2017 and the period from February 5, 2016 to December 31, 2016, appearing in Form 8-K/A of Cerecor Inc. dated May 4, 2018.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri

May 4, 2018